                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              The St. Joe Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

ROBERT M. RHODES
Executive Vice President
and General Counsel

                                                          (ST. JOE COMPANY LOGO)

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                TO BE HELD MAY 15, 2001

     The 2001 Annual Meeting of the shareholders of The St. Joe Company will be held at the OMNI Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Tuesday, May 15, 2001, at 10:00 a.m. Eastern Daylight Savings Time.

     Shareholders will vote on the following matters:

          1. Election of ten members to the Board of Directors;

          2. Consideration of management's proposal to adopt the 2001 Annual Incentive Plan which is described in the accompanying Proxy Statement;

          3. Ratification of the appointment of KPMG LLP as the Company's independent accountants for the 2001 fiscal year; and

          4. Any other matters properly brought before the meeting.

     Shareholders of record as of the close of business on March 30, 2001 are entitled to vote at the meeting or any continuance of the meeting.

     We hope you will attend the meeting in person. We urge you to designate the proxies named on the enclosed card to vote your shares whether or not you attend the meeting. This will ensure your shares will be represented at the meeting. The Proxy Statement describes proxy voting. Please read it carefully.

     The Annual Report containing financial data and a summary of operations for 2000 is enclosed.

     We look forward to your participation.

                                          By Order of the Board of Directors.

                                          /s/ ROBERT M. RHODES
                                          Robert M. Rhodes
Dated: April 16, 2001

The St. Joe Company 1650 Prudential Drive, Suite 400 Jacksonville, Florida 32207 904.858.5272 904.858.5237 Fax

                                ST. JOE COMPANY
                        1650 PRUDENTIAL DRIVE, SUITE 400
                          JACKSONVILLE, FLORIDA 32207

                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement contains information about the Annual Meeting of the Shareholders of The St. Joe Company (the "Meeting").

     The Meeting will be held on Tuesday, May 15, 2001, beginning at 10:00 a.m., at the OMNI Jacksonville Hotel, 245 Water Street, Jacksonville, Florida.

     "We", "Our", "St. Joe" and the "Company" each refers to The St. Joe
Company.

     This Proxy Statement is first being sent to our Shareholders on or about April 20, 2001.
                           -------------------------

                        GENERAL INFORMATION ABOUT VOTING

     WHO CAN VOTE? You are entitled to vote your stock if our records show that you held your shares as of March 30, 2001. At the close of business on March 30, 2001, a total of 82,182,925 shares of Common Stock of the Company (the "Common Stock") were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

     MATTERS TO BE CONSIDERED. You will be asked to consider three proposals at the Meeting. Proposal 1 asks you to elect a Board of Directors, comprised of ten members, to serve until the next Annual Meeting; Proposal 2 asks you to approve the adoption of the 2001 Annual Incentive Plan; and Proposal 3 asks you to ratify the appointment of our independent auditors for the 2001 fiscal year.

     VOTING BY PROXIES. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the proxies how to vote your Common Stock, by signing, dating and mailing the Proxy Card in the postage-paid envelope which we have provided to you. Of course, you can always come to the Meeting and vote your shares in person. The proxies will vote your shares in accordance with your instructions. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not aware of any other matters to be presented at the meeting except for those described in this Proxy Statement. If any other matters not described in this Proxy Statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Meeting is continued, your Common Stock may be voted by the proxies at the new Meeting as well, unless you revoke your proxy instructions.

     HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. You can revoke your proxy instructions if you advise the Secretary in writing before your Common Stock is voted by the proxies at the Meeting, if you deliver later proxy instructions, or if you attend the Meeting and vote your shares in person.

     HOW VOTES ARE COUNTED. The Meeting will be held if a majority of the outstanding shares of Common Stock is represented at the Meeting. If you have returned valid proxy instructions or attend the Meeting in person, your Common Stock will be counted for the purpose of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Meeting. If you hold your Common Stock through a broker, bank or other nominee, the nominee may only vote the Common Stock which it holds for you in accordance with your instructions. However, if the nominee does not receive your instructions at least ten days before the Meeting, the nominee may vote only on matters which the New York Stock Exchange determines to be routine. Proposals 1 and 3 are normally considered to be routine by the New York Stock Exchange. If a nominee cannot vote on a particular matter because it is not routine, there is a "Broker Non-Vote" on that matter. We do not count abstentions and Broker Non-Votes as votes for or against any proposal, however, Broker Non-Votes count for quorum purposes.

     COST OF THIS PROXY SOLICITATION. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect a number of our employees to solicit proxies personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     A Board of Directors, comprised of ten members, is to be elected at this Meeting. Each Director elected shall hold office until the next Annual Meeting and the election of a successor.

     VOTE REQUIRED. Directors must be elected by a plurality of the votes cast at the Meeting. The nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted.

     VOTING BY PROXIES. The proxies will vote your Common Stock in accordance with your instructions. If you have not given specific instructions to the contrary, your Common Stock will be voted to approve the election of the nominees named in this Proxy Statement. We know of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should, for any reason, be unable to serve, the proxies will vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. Alternatively, the Board may choose to reduce the number of Directors to eliminate the vacancy.

     GENERAL INFORMATION ABOUT THE NOMINEES. All of the nominees have served as Directors since last year's Meeting, except Hugh M. Durden, who was appointed on December 5, 2000 to fill the vacancy on the Board created by the death of Jacob
C. Belin, and who will stand for election as a Director for the first time at this year's Meeting. Each has agreed to be named in this Proxy Statement and to serve if elected. Information about the ten nominees for Directors is set forth on the following pages. The age indicated in each nominee's biography is as of March 30, 2001.

                         INFORMATION ABOUT THE NOMINEES
                           -------------------------

MICHAEL L. AINSLIE
Director since 1998                                                       Age 57

Mr. Ainslie, a private investor, is the former President, Chief Executive Officer and a Director of Sotheby's Holdings. He was Chief Executive Officer of Sotheby's from 1984 to 1994. From 1980 to 1984 Mr. Ainslie was President of the National Trust for Historic Preservation. From 1975 to 1980 he was Chief Operating Officer of N-Ren Corp., a Cincinnati-based chemical manufacturer. From 1971 to 1975, he was President of Palmas Del Mar, a real estate development company. Mr. Ainslie began his career as an associate with McKinsey & Company. He is a Trustee of Vanderbilt University, serves as a Chairman of the Posse Foundation and also serves on the Boards of Lehman Brothers Holdings, Inc. and Artesia Technologies, a broadband software provider.

HUGH M. DURDEN
Director since December 5, 2000                                           Age 57

     Hugh M. Durden retired on December 31, 2000 as an Executive Vice President of Wachovia Corporation and President of Wachovia Corporate Services Inc. Mr. Durden joined Wachovia in 1972. Mr. Durden is Trustee of the Woodruff Arts Center, Chairman of the Latin American Association Capital Campaign, a board member of the Margaret Mitchell House and Museum, Chairman of the Georgia Chapter of the Newcomen Society, a Trustee of the Alfred I. duPont Testamentary Trust (the "Trust") and a Director of The Nemours Foundation (the "Foundation").

JOHN S. LORD
Director since 2000                                                       Age 54

     Mr. Lord is a private investor. He retired as President of Bank of America -- Central Florida in 2000. Mr. Lord held various positions with Bank of America and its predecessor banks for over 15 years. Mr. Lord served as the corporate Trustee of the Trust from April 1994 to July 1997 and was appointed as an individual Trustee of the Trust and a Director of the Foundation in 2000.

HERBERT H. PEYTON
Director since 2000                                                       Age 69

     Mr. Peyton is the founder of Gate Petroleum Company and has served as its President since 1960. He is a member of the First Union National Bank Advisory Board. Mr. Peyton is a Trustee of the Trust, a Director of the Foundation, and a Director of Florida East Coast Industries, Inc. ("FLA").

JOHN J. QUINDLEN
Director since 1995                                                       Age 68

     Mr. Quindlen retired as Senior Vice President and Chief Financial Officer of E. I. duPont de Nemours & Company in 1993 ("duPont"). Mr. Quindlen worked for duPont from 1954 until his retirement, except for three years as a Supply Officer in the United States Navy. He is a Trustee of the Wilmington Funds. Mr. Quindlen is a member of the Finance Council of the Archdiocese of Philadelphia and the President of its Board of Education.

WALTER L. REVELL
Director since 1994                                                       Age 65

     Mr. Revell has been Chairman of the Board and CEO of H. J. Ross Associates, Inc., a consulting engineering, architectural and planning firm in Coral Gables, Florida, since 1991, and has also been Chairman of the Board and CEO of Revell Investments International, Inc. since 1984. Mr. Revell was President, CEO and Director of Post, Buckley, Schuh and Jernigan, Inc. until 1983 after serving as Secretary of Transportation for the State of Florida from 1972 to 1975. He is also a Director of CSR America, Inc. and other closely-held companies, and is Chairman of the Greater Miami Foreign Trade Zone, Inc.

PETER S. RUMMELL
Director since 1997                                                       Age 55

     Mr. Rummell was appointed Chairman and CEO of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company and served as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell was President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

FRANK S. SHAW, JR.
Director since 1995                                                       Age 69

     Mr. Shaw is President of Shaw Securities, Inc., a financial services company, and of Cherry Bluff, Inc., a northern Florida development firm based in Tallahassee, Florida. Mr. Shaw also serves on the Board of Directors of First South Bank, Regional Financial Company, The Southern Scholarship Foundation, Maclay School Foundation, Leon County Library Foundation and the James Madison Institute.

WINFRED L. THORNTON
Director since 1968                                                       Age 72

     Mr. Thornton was Chairman of the Board and CEO of the Company from June 1991 to January 1997, and was President and Chief Operating Officer from 1984 to June 1991. Mr. Thornton is a Trustee of the Trust, a Director of the Foundation, and a Director of FLA.

JOHN D. UIBLE
Director since 1994                                                       Age 64

     Mr. Uible was Chairman of the Board and CEO of Florida National Bank from 1982 to 1990, when it was acquired by First Union Corporation. He served as a Director of First Union Corporation until 1998. Since 1990, Mr. Uible has been a private investor in financial markets, as well as smaller closely-held companies and partnerships. He was Chairman of the Board and CEO of Jacksonville National Bank of Florida, Inc. from 1976 to 1982 and was employed by the Charter Company from 1958 to 1976.

     The Board recommends the Shareholders vote FOR management's nominees.

                          THE BOARD AND ITS COMMITTEES

     THE BOARD. The Company is governed by a Board of Directors. The Board met six times in 2000. Each member of the Board of Directors attended at least 75% of the Meetings of the Board and Committees on which he served in 2000.

     COMMITTEES OF THE BOARD. The Board has three standing Committees. In addition, the entire Board considers nominees for election to the Board, including any written recommendation by a Shareholder, that is made in accordance with the Company's By-laws.

     AUDIT COMMITTEE. The members of the Audit Committee are Walter L. Revell, Chairman, Frank S. Shaw, Jr. and Winfred L. Thornton. The Audit Committee met four times in 2000. The functions of the Audit Committee are to recommend independent accountants to audit the Company's financial statements; review with the independent accountants any reports or recommendations developed in connection with the auditing engagement; review any reports or recommendations with regard to the Company's internal control and regulatory compliance procedures and practices; review any proposed changes in accounting policies being considered by the Company; review fees charged by the independent accountants for audit and non-audit services; require the independent accountants prepare and deliver annually a statement as to independence; consider whether the provision of non-audit services by the independent accountants is compatible with maintaining the independence of the independent accountants; consider any reports and recommendations submitted to the Committee by the independent accountants required by or referred to in SAS 61; and recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     COMPENSATION COMMITTEE.  The members of the Compensation Committee are John
J. Quindlen, Chairman, John S. Lord and John D. Uible. The Compensation Committee met four times in 2000. The functions of the Compensation Committee are to recommend, subject to full Board approval, compensation and benefits for the Chairman and Chief Executive Officer, the President, Chief Operating Officer, and Executive Vice Presidents and Senior Vice Presidents of the Company; approve annual bonus and merit plans for officers and employees of the Company; and supervise the administration of all current employee benefit plans, stock incentive plans and such other plans as may be created from time to time.

     FINANCE COMMITTEE. The members of the Finance Committee are Michael L. Ainslie, Chairman, Hugh M. Durden, Herbert H. Peyton and John J. Quindlen. The Finance Committee met four times in 2000. The functions of the Finance Committee are to supervise the Company's investment policies; make recommendations as to corporate dividends; review the Company's business plan; review proposals to acquire and sell significant assets which would require public disclosure; review and approve acquisitions and investments pursuant to the Company's Capital Approval Policy; and make recommendations regarding the issuance or purchase of the Company's securities.

                             DIRECTORS COMPENSATION

     Each non-employee Director receives an annual retainer of $25,000, a Board or Committee meeting fee of $1,250, and a telephone meeting fee of $500. In addition to the standard fees, Directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and Committee Meetings.

     The Company has a Deferred Compensation Plan for non-employee Directors. Each year participating Directors may elect to defer all or part of their fees in cash or stock unit accounts. The accounts are payable in cash or stock, at the Director's election, upon retirement from the Board. Mr. Quindlen and Mr. Uible are currently participating in the Plan.

     Each non-employee Director is granted an option to purchase 5,819 shares of the Company's Common Stock on the date of the Company's Annual Meeting. Mr. Ainslie, Mr. Lord, Mr. Peyton, Mr. Quindlen, Mr. Revell, Mr. Shaw, Mr. Thornton and Mr. Uible received grants under this Plan in 2000. Each option grant, vesting in equal installments over 3 years and having a 10 year term, permits the holder to purchase shares at their fair market value on the date of the grant. The exercise price of options granted in 2000 was $20.03.((1))

---------------

(1) As a result of the spinoff of the Company's interest in FLA on October 9, 2000, the number of options and exercise prices were adjusted to preserve the economic value of the options that existed before the spinoff.

                             EXECUTIVE COMPENSATION

                         EXECUTIVE COMPENSATION TABLES

     The following table sets forth the annual compensation of our Chief Executive Officer and our four other most highly compensated Executive Officers (the "Executive Officers") for the past three years.

                           SUMMARY COMPENSATION TABLE

                                                              LONG TERM COMPENSATION AWARDS
                                     ANNUAL           ----------------------------------------------
                                  COMPENSATION             (E)             (F)             (G)
(A)                           ---------------------     RESTRICTED     SECURITIES       ALL OTHER
NAME AND PRINCIPAL     (B)      (C)         (D)           STOCK        UNDERLYING    COMPENSATION(2)
POSITION               YEAR   SALARY $    BONUS $     AWARD(S)(1)($)   OPTIONS (#)          $
------------------     ----   --------   ----------   --------------   -----------   ---------------
Peter S. Rummell.....  2000   685,000     1,400,000           N/A            N/A          24,450
  Chairman of the      1999   660,000       775,000           N/A            N/A          21,435
  Board and Chief      1998   630,000       400,000           N/A            N/A          50,854
  Executive Officer
Kevin M. Twomey......  2000   475,000       875,000           N/A        145,800          47,581
  President and Chief  1999   450,000       398,590     2,250,000        727,779         384,295
  Financial Officer    1998       N/A           N/A           N/A            N/A             N/A
Robert M. Rhodes.....  2000   360,000       616,000           N/A         72,925         120,131
  Executive Vice       1999   330,000       294,500           N/A            N/A          69,560
  President and        1998   288,000       115,000           N/A            N/A          58,276
  General Counsel
Michael N. Regan.....  2000   220,500       225,000           N/A         21,878          20,332
  Senior Vice          1999   212,000       140,000           N/A            N/A          17,924
  President            1998   192,500       100,000           N/A         21,867          14,719
  Planning and
  Finance
Jerry M. Ray.........  2000   219,000       200,000           N/A            N/A          19,695
  Senior Vice          1999   210,000       124,000           N/A         36,279          26,444
  President,           1998   200,000        80,000           N/A            N/A          72,228
  Corporate
  Communications

-------------------------

(1) The amounts disclosed in this column reflect the dollar value of the Executive Officer's restricted stock on the date of grant. As of December 31, 2000, Mr. Rummell held 117,645 shares of restricted stock with a market value of $2,588,190 and Mr. Twomey held 145,694 shares of restricted stock with a market value of $3,204,278.

    Dividends on all restricted stock awards are paid at the same rate as paid to all shareholders.

    The recipients are responsible for all withholding taxes resulting from these awards of restricted stock. The recipients may satisfy this liability by surrendering an appropriate number of shares to the Company. To date, Mr. Rummell has surrendered 53,191 shares of his stock to the Company and Mr. Twomey has surrendered 29,139 shares of his stock to the Company to satisfy this liability for a portion of their restricted stock.

(2) The amounts disclosed in this column include Company contributions under the 401(k) Plan and the DCAP, relocation allowances and benefits and automobile allowances paid to or on behalf of the individual Executive Officer in the amounts and in the years indicated:

                                                                             AUTOMOBILE
   NAME                                YEAR   401(K)    DCAP    RELOCATION   ALLOWANCE
   ----                                ----   ------   ------   ----------   ----------
   Peter S. Rummell..................  2000    5,100   19,350        N/A          N/A
                                       1999    3,000   13,492      4,943          N/A
                                       1998   14,368   11,368     25,118          N/A
   Kevin M. Twomey...................  2000    5,100   10,552     19,929       12,000
                                       1999      N/A    3,405    370,390       10,500
                                       1998      N/A      N/A        N/A          N/A
   Robert M. Rhodes..................  2000    5,100    7,267     95,763       12,000
                                       1999    3,000    5,763     48,797       12,000
                                       1998    7,312    4,312     34,652       12,000
   Michael N. Regan..................  2000    5,100    3,232        N/A       12,000
                                       1999    3,000    2,274        N/A       12,650
                                       1998    4,107    1,107      1,705        7,800
   Jerry M. Ray......................  2000    5,100    2,594        N/A       12,000
                                       1999      N/A    1,947     12,497       12,000
                                       1998      N/A      917     63,511        7,800

     The following table contains information about stock options granted in 2000, including the potential value realizable for each grant assuming the market value of the Common Stock appreciated from the date of grant to the expiration of the option at the annualized rate of 5% and 10%, compounded annually over the term of the option. The assumed appreciated rates have been specified by the Securities and Exchange Commission (the "SEC") for illustrative purposes only and are not intended to predict future stock prices, which will depend upon various factors, including market conditions and future performance. There is no assurance that the values actually realized upon the exercise of these options will be at or near the values shown in the table.

                             OPTION GRANTS IN 2000

                                                 PERCENT OF
                                                   TOTAL
                                                  OPTIONS                                POTENTIAL REALIZABLE
                                    NUMBER OF     GRANTED                                  VALUE AT ASSUMED
                                    SECURITIES       TO                                     ANNUAL RATES OF
                                    UNDERLYING   EMPLOYEES    EXERCISE OR                     STOCK PRICE
                                     OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION   ---------------------
NAME                                GRANTED(1)    YEAR(%)       ($/SH)         DATE        5%($)      10%($)
----                                ----------   ----------   -----------   ----------   ---------   ---------
Peter S. Rummell
  Chairman of the Board and Chief
  Executive Officer...............        --           --           --             --           --          --
Kevin M. Twomey
  President and Chief Financial
  Officer.........................   145,850           14        16.69       02/22/10    1,530,878   3,879,545
Robert M. Rhodes
  Executive V.P. and General
  Counsel.........................    72,925            7        16.69       02/22/10      765,439   1,939,773
Michael N. Regan
  Senior V.P. Finance and
  Planning........................    21,878            2        16.69       02/22/10      229,637     581,945
Jerry M. Ray
  Senior V.P. Corporate
  Communications..................        --           --           --             --           --          --

-------------------------

(1) As a result of the spinoff of the Company's interest in FLA on October 9, 2000, the number of options and all exercise prices were adjusted to preserve the economic value of the options that existed before the spinoff.

     The following table contains information concerning stock options exercised in 2000 including "value realized" upon exercise (the difference between the total purchase price of the options exercised and the market value, on the date of exercise, of the shares acquired). The table also contains information about the value of unexercised "in-the-money" options held as of December 31, 2000 (the difference between the aggregate purchase price of all options held and the market value of the shares covered by the options as of December 31, 2000, which was $22.00 per share).

                 AGGREGATED STOCK OPTIONS/EXERCISES IN 2000 AND
                       OPTIONS/VALUES AS OF YEAR END 2000

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AS OF          IN-THE-MONEY OPTIONS AS OF
                               SHARES        VALUE        DECEMBER 31, 2000(1)          DECEMBER 31, 2000($)
                             ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
NAME                         EXERCISE(#)      ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   ---------   -----------   -------------   -----------   -------------
Peter S. Rummell...........    997,600     7,559,947    3,638,522      1,178,784     32,237,571     10,444,026
Kevin M. Twomey............         --            --      320,281        553,348      2,064,581      3,484,113
Robert M. Rhodes...........         --            --      211,161        107,484      1,298,183        614,969
Michael N. Regan...........         --            --       52,012         56,552        177,951        240,123
Jerry M. Ray...............         --            --       46,554         55,224         31,070        104,643

-------------------------

(1) As a result of the Spinoff of the Company's interest in FLA on October 9, 2000, the number of options and all exercise prices were adjusted to preserve the economic value of the options that existed before the spinoff.

     EXECUTIVE STOCK INVESTMENT PROGRAM. The Company maintains an executive stock investment program (the "Program"). The Program is designed to provide investment opportunity in the Company to certain executives. The Program provides simple interest loans, with interest due annually, to the executives for use in purchasing Common Stock of the Company on the open market. The loans provide for full recourse, and interest rates are set at a published safe harbor rate. Loans must be repaid in full within 3 years of the date of the loan, with the option of full or partial prepayment at any time. Loans are due in full upon the sale of the shares purchased with the loan, or upon termination of the executive's employment with the Company. The Program is administered by the Compensation Committee, and any shares purchased under the Program may not be sold without the approval of the Compensation Committee until the earlier of:
(a) 3 years from the date of purchase or (b) the termination of the executive's employment. The executives will have full rights of ownership of any shares purchased under the Program with respect to voting and dividends for those shares. The combined maximum loan exposure of the Company under the Program is $400,000. The Company pays any Florida state intangible taxes which become due as a result of any loans made under the Program.

                              RETIREMENT BENEFITS

     The Company maintains a cash balance pension plan, (the "Pension Plan") and a Deferred Compensation Plan (the "401(k) Plan") and an Employee Stock Purchase Plan ("JOEshare"), covering substantially all employees of the Company and its participating subsidiaries. Such plans do not discriminate in favor of Directors or Executive Officers in the nature or level of benefits provided to participants. In addition, the Company maintains a

Supplemental Executive Retirement Plan ("SERP") and a Deferred Capital Accumulation Plan ("DCAP").

     PENSION PLAN. The Company maintains a cash balance pension plan (the "Pension Plan") which covers all employees of the Company and its participating subsidiaries who have attained age 21 and completed one year of service. The Pension Plan provides retirement benefits and a source of funds used to provide retiree health benefits. The Pension Plan is funded by annual employer contributions. These contributions are based upon the age and compensation of the participant. The employer contributions do not discriminate in favor of Executive Officers. The benefits are not reduced for social security or other benefits received by the participant. At the end of each calendar year, an employee's cash balance account is credited with an amount equal to a percentage of Eligible Compensation earned that year. Eligible Compensation includes base and any annual incentive payment.

     On December 5, 2000, the Pension Plan was amended effective January 1, 2000, to permit the transfer of a portion of vested SERP benefits to the Pension Plan. The amount credited to the Executive Officers' accounts were: Peter S. Rummell, $77,677.00; Kevin M. Twomey, $3,962.00; Robert M. Rhodes, $96,610.00;
Michael N. Regan, $10,742.00; and Jerry M. Ray, $9,164.00.

     SERP. The SERP is designed to provide certain qualified executives benefits which may be lost due to limitations placed on qualified pension plans by the Internal Revenue Service. In addition, SERP provides a higher benefit than the Pension Plan for certain executives.

     For the Executive Officers, the amounts credited for the Pension Plan and SERP depend on age at the beginning of a calendar year:

                                                                AMOUNT CREDITED
                                                                AS A PERCENTAGE
AGE                                                         OF ELIGIBLE COMPENSATION
---                                                         ------------------------
Under 25..................................................            8.00%
25 -- 34..................................................            9.00%
35 -- 44..................................................           10.00%
45 -- 54..................................................           14.00%
55 and over...............................................           18.25%

     An employee's cash balance account is also credited with interest at the end of each calendar year. Interest is based upon the 30-year US Treasury Bond rate.

     If an employee leaves the Company for any reason with 5 or more years of service, the employee is entitled to his or her full cash balance account from the Pension Plan. The SERP balance vests in accordance with the following rules:

          1. Effective January 1, 2000, the SERP balance vests at the rate of 10% per year of service;

          2. If the participant joined the SERP prior to 2000, the participant's SERP balance becomes vested in accordance with the schedule described above, or in accordance with the prior vesting schedule (0% before age 55 and 100% vesting upon the attainment of age 55), whichever schedule produces earlier vesting; and

          3. SERP benefits become 100% vested at age 62.

     All of the Executive Officers joined the SERP prior to 2000.

     The following table shows the balances that would be payable under the Pension Plan and SERP at age 65 for various earnings and years of service. Total earnings are assumed to remain constant and interest credited on the account balance is assumed to be 6% per year.

                            AGE 65 ACCOUNT BALANCES

TOTAL EARNINGS             5            10           15           20            25
--------------         ----------   ----------   ----------   -----------   -----------
$300,000.............  $  308,631   $  721,649   $1,145,647   $ 1,713,051   $ 2,255,416
$400,000.............     411,508      962,198    1,527,531     2,284,070     3,007,226
$500,000.............     514,385    1,202,748    1,909,409     2,855,080     3,759,033
$600,000.............     617,261    1,443,297    2,291,291     3,426,099     4,510,835
$700,000.............     720,138    1,683,846    2,673,175     3,997,117     5,262,640
$800,000.............     823,016    1,924,397    3,055,054     4,568,131     6,014,450
$900,000.............     925,892    2,164,946    3,436,937     5,139,148     6,766,247
$1,000,000...........   1,028,769    2,405,495    3,818,820     5,710,169     7,518,064
$1,100,000...........   1,131,646    2,646,045    4,200,701     6,281,185     8,269,866
$1,200,000...........   1,234,522    2,886,593    4,582,584     6,852,202     9,021,667
$1,300,000...........   1,337,401    3,127,145    4,964,465     7,423,216     9,773,476
$1,400,000...........   1,440,278    3,367,695    5,346,350     7,884,238    10,525,288
$1,500,000...........   1,543,155    3,608,244    5,728,228     8,565,249    11,277,091
$1,600,000...........   1,646,031    3,848,793    6,110,112     9,136,267    12,028,893
$1,700,000...........   1,748,909    4,089,343    6,491,866     9,707,286    12,780,897
$1,800,000...........   1,851,766    4,329,893    6,873,874    10,278,301    14,532,510
$1,900,000...........   1,954,662    4,570,442    7,255,758    10,849,319    14,284,307
$2,000,000...........   2,057,539    4,610,990    7,637,640    11,420,328    16,038,117

     401(K) PLAN. The Company maintains a 401(k) Plan which covers all employees of the Company and its participating subsidiaries who elect to have their salary reduced and have that money contributed into the 401(k) Plan and invested as directed by the participant. The 8 accounts available are 7 mutual funds and Common Stock of the Company. Commencing January 1, 2000, the Company began matching the employee contribution $0.50 for every $1.00 up to 6% of a participant's eligible compensation which includes base salary, commissions and any annual incentive or bonus. Prior to January 1, 2000, the Company matched the employee contribution $1.00 per $1.00 for the first $500; $0.75 per $1.00 for the next $300; $0.50 per $1.00 for the next $300; and $0.25 per $1.00 for any amount over $1,101 up to the maximum permitted employee contributions. The 401(k) Plan allows a participant to borrow from the fund. The funds are normally paid out in a lump sum in the case of death, termination, disability, retirement or after attainment of age 59 1/2. In 2000 the Company contributed the amounts set forth in footnote 2 in the Summary Compensation Table on behalf of the Executive Officers shown in that table.

     DCAP. The DCAP is designed to provide certain qualified executives with benefits which may be lost due to limitations placed on 401(k) plans by the Internal Revenue Service and to provide additional monies at their election. Pursuant to the DCAP, a qualified individual may elect to defer 1% and 50% -- in whole percentages -- of his or her base compensation, which generally includes base salary, commissions, and certain deferrals. In addition, a qualified individual may elect to defer between 1% and 75% of his or her annual incentive payment payable in the plan year. Commencing January 1, 2001, a qualified individual's deferrals will begin with the first pay period of the year. Prior to January 1, 2001, a qualified individual's deferrals did not begin until such individual's Eligible Compensation exceeded the IRS annual compensation limit ($170,000 for 2000 and 2001). For every dollar the individual elects to defer, the Company will contribute $0.25 for the first 6% of the individual's total compensation (Base Compensation and annual incentive payment) in excess of the IRS annual compensation limit.

     EMPLOYEE STOCK PURCHASE PLAN. The Company maintains an employee stock purchase plan, also known as "JOEshare." JOEshare covers all employees of the Company and its participating subsidiaries, except employees: (i) who work less than 20 hours per week; (ii) who have been employed for less than 90 days; or
(iii) who work less than 5 months in any calendar year. The purpose of JOEshare is to give each eligible employee of the Company and the participating subsidiaries the opportunity to acquire an ownership interest in the Company. Through JOEshare, employees may purchase shares of Common Stock for 85% of its fair market value at the time of the purchase. JOEshare is completely voluntary. JOEshare allows eligible employees to purchase Common Stock through post-tax payroll deductions which accumulate each pay period during the month. After the end of the month, the amounts that have been withheld are used to purchase whole and fractional shares of Common Stock for each eligible employee's account. Participants may not purchase in any calendar year shares of Common Stock with a fair market value in excess of $12,000. Shares of Common Stock cannot be transferred or pledged while they remain in the plan.

                               EXECUTIVE OFFICERS

     PETER S. RUMMELL was appointed Chairman and Chief Executive Officer of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company, most recently as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell also served as President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

     KEVIN M. TWOMEY was appointed President and Chief Financial Officer of the Company in January 1999. Mr. Twomey was the former Vice Chairman and Chief Financial Officer of H.F. Ahamanson & Company and its principal subsidiary, Home Savings of America. Prior to joining Ahamanson in 1993, Mr. Twomey was Chief Financial Officer at First Gilbrater Bank of Dallas, a company held by McAndres and Forbes Holdings of New York. Mr. Twomey also held management positions with MCORP and Bank of America.

     ROBERT M. RHODES was appointed Senior Vice President and General Counsel in February 1997 and was named Executive Vice President and General Counsel in February 1999. Prior to joining the Company, Mr. Rhodes was a partner in the law firm of Steel Hector and Davis L.L.P., specializing in real estate and land development. From 1985 to 1988 Mr. Rhodes served as Senior Vice President and General Counsel of Arvida/Disney

Corporation and Disney Development Company. Mr. Rhodes also served in Florida state government as counsel to the Speaker of the Florida House of Representatives and as Chief of the Bureau of Land and Water Management, which administers the state's growth management programs.

     MICHAEL N. REGAN joined the Company in July 1997 and was appointed Senior Vice President, Finance and Planning in February 1999. Prior to joining the Company, Mr. Regan was a Vice President and Controller for Harrah's Entertainment, Inc. Mr. Regan joined Harrah's as a Senior Financial Analyst in Strategic Planning in 1980 and held several management positions in finance.

     JERRY M. RAY joined the Company in November 1997 and was appointed Senior Vice President, Corporate Communications in February 1999. Prior to joining the Company he was Senior Vice President for Powell Tate, a Washington, DC communications firm. He was Vice President and Director of Media for Burson Marsteller in Washington. From 1981 to 1988 he was Press Secretary for U.S. Senator Howell Heflin and served in several communications positions for committees of the United States Senate.

                            EMPLOYMENT ARRANGEMENTS

     On January 7, 1997, the Company entered into an Employment Agreement (the "Rummell Agreement") with Peter S. Rummell, its Chairman of the Board and Chief Executive Officer. The Rummell Agreement was amended and restated effective March 3, 1998. The Rummell Agreement has a five-year term but may be terminated earlier under certain circumstances. The Rummell Agreement provides for a salary of not less than $600,000 per year and a performance-based incentive bonus ranging from 0% to 100% of salary.

     Pursuant to the Rummell Agreement, the Company has granted Mr. Rummell an option to purchase 5,642,336 shares of the Company's Common Stock under the St. Joe Corporation 1997 Stock Incentive Plan (the "Incentive Plan"). The exercise price of the options is $13.14(1) per share, which was equal to the closing price of the Company's Common Stock on the day preceding the execution of the Rummell Agreement. The exercise price shall be adjusted equitably in the event that the Company makes a partial liquidation distribution to its shareholders. The option becomes exercisable in equal installments on the first five anniversaries of the date of grant, but the entire option becomes exercisable in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death, disability or in the event that the Company is subject to a "change in control" (as defined below).

     Under the Rummell Agreement, the Company has also granted Mr. Rummell 294,111 restricted shares of its Common Stock under the Incentive Plan. The restricted shares are intended to compensate Mr. Rummell for the value of the stock options he forfeited upon resigning his position with his former employer, based on the closing prices of the two companies' common stock on the day preceding the execution of the Rummell Agreement. The restricted shares vest in equal installments on the first five anniversaries of the date of grant but the entire award vests in the event that the Company terminates Mr. Rummell's

---------------

1 As a result of the spinoff of the Company's interest in FLA on October 9, 2000, the number of options and exercise price were adjusted to preserve the economic value of the options that existed before the spinoff.

employment without cause, in the event of Mr. Rummell's death or disability (as defined in the Rummell Agreement), or in the event that the Company is subject to a "change in control." If Mr. Rummell's employment terminates for any other reason, he forfeits any restricted shares that have not vested.

     The Company may terminate Mr. Rummell's employment at any time for "cause" (as defined in the Rummell Agreement), in which event no further compensation will be due. The Company may also terminate Mr. Rummell's employment if he has been disabled for more than six months, in which event no further cash compensation is due, but benefit coverage continues for the remaining term of the Rummell Agreement and the option and restricted shares vest to the extent described above. Following a change in control, Mr. Rummell may resign for "good reason" (as defined in the Rummell Agreement) and receive his salary for the balance of the term of the Rummell Agreement, subject to certain restrictions. For one year following a resignation for good reason, the Rummell Agreement precludes Mr. Rummell from competing with the Company in certain respects.

     "Change in control" is defined in the Rummell Agreement to mean the occurrence of any of the following events:

          1. The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if 50% or more of the combined voting power, directly or indirectly, of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who are not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

          2. The sale, transfer, exchange or other disposition of all or substantially all of the Company's assets;

          3. A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent Directors are Directors who either
     (i) had been Directors of the Company on the date 24 months prior to the date of the event that may constitute a change in control (the "original Directors") or (ii) were elected or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original Directors who were still in office at the time of the election or nomination and the Directors whose election or nomination was previously so approved;

          4. The liquidation or dissolution of the Company; or

          5. Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 25% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this paragraph 5, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of such Act but shall exclude (i) a Trustee or other fiduciary holding securities under an employee benefit plan of the Company or a parent or subsidiary of the Company, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;
     (iii) the Trust and (iv) the Foundation.

     A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     The Company has also entered into Employment Agreements (the "Executive Agreements") with each of the other named Executive Officers that are based on substantially the same form of agreement. The Executive Agreements provide that each of the Executive Officers is an "at will" employee. The Executive Agreements further provide that each Executive Officer shall receive (i) a base salary and (ii) a performance based incentive bonus in an amount equal to a specified percentage rate of the Executive Officer's base salary. The Executive Agreements provide that the amount of each Executive's base salary and the range of his bonus may be increased but not decreased during his period of employment with the Company.

     The Executive Agreements also provide that each of the Executive Officers shall receive an option to purchase shares of the Company's Common Stock under the Company's Stock Incentive Plans. The exercise price of each option is equal to the closing price of the Company's Common Stock on the day preceding the date the Executive Officer was granted such option. The exercise price of any unexercised option shall be adjusted equitably in the event that the Company makes a partial liquidation distribution to its shareholders. Each of the options becomes exercisable in equal installments on the first five anniversaries following the date of grant; provided, however, that the Executive Officer's option becomes exercisable if the Company terminates the Executive Officer's employment without "cause" (as defined in the respective Executive Agreements) or the Company is subject to a "change in control". Each of the options expires on the tenth anniversary following the date of grant. "Change in control" is defined in the Executive Agreements to mean (i) 30% or more of the outstanding voting stock of the Company is acquired by any person or group other than the Trust and the Foundation if such person or group owns more voting stock of the Company than the Trust and the Foundation, (ii) stockholders of the Company other than the Trust and the Foundation vote in a contested election for Directors resulting in the replacement of 50% or more of the Company's Directors or (iii) as a result of a merger or similar transaction the Company's stockholders own 50% or less of the surviving entity's voting securities. The Executive Agreements provide that notwithstanding items (i), (ii) and (iii) above, no "change in control" shall occur as long as the Trust and the Foundation combined own more than 50% of the voting stock of the Company.

     The Executive Agreement of Mr. Twomey (the "Twomey Agreement") differs from the other Executive Agreements with respect to certain equity-based compensation. Under the Twomey Agreement, options become exercisable if the Company terminates his employment without "cause" (as defined in the Twomey Agreement), the Company is subject to a "change in control" (as defined in Exhibit A to the Twomey Agreement), or upon his death or disability. The Company has also granted Mr. Twomey restricted shares of its common stock under the incentive plan. The restricted shares vest 40% on the second anniversary of the date of grant, and the remainder in equal installments on the third, fourth, and fifth anniversaries of the date of grant. The entire award vests if the Company terminates his employment without "cause" (as defined in the Twomey Agreement), the Company is subject to a "change in control" (as defined in Exhibit A to the Twomey Agreement), or upon his death or disability. In the event Mr. Twomey's employment terminates for any other reason, he forfeits any options or restricted shares that are not exercisable or vested.

     The Executive Agreements further provide that, in the event the Company terminates the employment of any of the respective Executive Officers for any reason other than for cause or disability, such Executive Officer will receive a severance payment ("Severance Payment") in a lump sum amount equal to a specified percentage of the Executive Officer's base salary, plus a specified percentage of the amount of any bonus awarded to the Executive Officer in the year prior to the termination.

     The foregoing descriptions of the Rummell Agreement and the Executive Agreements do not purport to be complete and are qualified in their entirety by reference to such agreements, which have been filed with the SEC as exhibits to the Company's public filings from 1997 to date.

                              SEVERANCE AGREEMENTS

     The Company has entered into substantially identical Severance Agreements with each of the Executive Officers, pursuant to which each Executive Officer shall be entitled to severance benefits in the event of a "change in control" of the Company during the term of his employment. "Change in control" is defined in the Severance Agreements as in the Rummell Agreement.

     Under the terms of the Severance Agreements, if an Executive Officer who has entered into a Severance Agreement (i) resigns for any reason during the last six months of the first year following the date of a change in control,
(ii) resigns for "good reason" (as defined in the Severance Agreements) within the first 36 months following a change in control, or (iii) is terminated by the Company within 36 months following the date of a change in control, then the Company is obligated to provide the Executive Officer with certain payments and benefits. Such payments and benefits include (a) payment of a lump sum amount equal to the sum of three times the Executive Officer's annual base salary plus three times the Executive Officer's bonus (as described in the Severance Agreement), (b) payment of a lump sum supplemental pension benefit amount, (c) payment of a pro-rated bonus for the year during which such Executive Officer's employment is terminated, (d) continued participation in the Company's group insurance plans, at the Company's expense, until the expiration of three years following the change in control (or the date of the Executive Officer's death, if earlier), (e) Senior Executive Level Outplacement Services, and (f) "gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax incurred by the Executive Officer, if any, under Section 4999 of the Internal Revenue Code; provided, however, that if payment of such excise tax could be avoided by reducing total payments under the Change in Control Agreement by $50,000 or less, the total amount of such payments shall be reduced to the level necessary to ensure that no excise tax shall be paid. In addition, under the terms of the Severance Agreements, all stock options previously granted to the Executive Officer shall become fully exercisable upon a change in control, and shall remain exercisable until the earlier of the first anniversary following such change in control or the date such options would have otherwise expired by their terms, and any right of the Company to repurchase shares subject to the Executive Officer's options shall lapse in full.

     The Severance Agreements entered into by the Executive Officers do not supersede the respective Executive Agreements entered into by such Executive Officers, except to the extent that severance pay and benefits provided under the Severance Agreements are greater than under the applicable Executive Agreement. Likewise, the Severance Agreements do not supersede any Stock Option Agreements entered into by such Executive Officers, except to the extent that the applicable Severance Agreement provides for earlier exercisability or a longer post-termination exercise period than under such Stock Option Agreement.

     The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, which have been filed with the SEC as exhibits to the Company's public filings from 1997 to date.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for reviewing and approving the compensation policies and programs for the Company's Executive Officers, including the officers named in the Summary Compensation Table. The Compensation Committee consists of members of the Board of Directors, who are all independent non-employee Directors and have no interlocking relationships as defined by the Securities and Exchange Commission. This report covers the actions of the Committee regarding the compensation of the Executive Officers for 2000 and prospectively for 2001.

COMPENSATION PHILOSOPHY

     The main tenets of the Company's compensation philosophy are to provide:

          (1) base salaries at the median of comparable companies that generate value from the management of substantial assets;

          (2) for a competitive annual incentive based on company and individual performance; and

          (3) stock options in order to align the interests of the Executive Officers and Shareholders.

2000 ANNUAL INCENTIVE COMPENSATION PLAN

     In February 2001 the Committee advised the Board that the Committee had adopted a formal evaluation process to calculate annual incentives for 2000. The 2000 Annual Incentive Plan (the "2000 Plan") is split between quantitative financial measures and qualitative strategic measures. The Committee considers corporate and individual performance goals, together with trends in appropriate peer group companies in awarding annual incentives. Quantitative goals consist primarily of corporate earnings and qualitative goals consist primarily of an assessment of the Executive Officer's role in implementing the Company's strategic plan. The Committee evaluated the performance of all eligible employees utilizing these criteria to determine the amount of annual incentives payable in 2000. Payments to Executive Officers under the 2000 Plan ranged from approximately 90.70% to 204.38% of base salary.

CEO COMPENSATION

     Mr. Rummell was appointed Chairman and CEO of the Company in January 1997. The Compensation Committee applied the compensation philosophy described above to determine Mr. Rummell's compensation. Based upon these criteria the Committee recommended, and the Board approved, a 4.50% increase in annual base salary from $685,000 to $715,800, effective March 1, 2001. Based on the Committee's assessment of Mr. Rummell's performance as measured against quantitative and qualitative goals, the Committee recommended, and the Board approved, the payment of an annual incentive to Mr. Rummell under the 2000 Plan of $1,400,000 for the year ended December 31, 2000.

     Mr. Rummell has been granted stock options and restricted stock as described in this Proxy Statement in the Section entitled "Employment Arrangements".

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to the CEO and the four most highly compensated Executive Officers. Certain performance based compensation is specifically exempt from the deduction limit.

     The Committee intends to award cash compensation, under the Company's Annual Incentive Plans, and grant stock options, under the Company's Stock Incentive Plans, to the CEO and Executive Officers based upon the attainment of pre-established individual and corporate performance goals.

     The Committee may award compensation which may not qualify for exemption from the deduction limit under Section 162(m) when the Committee, in its discretion, determines such awards are necessary for competitive business purposes, such as retaining and attracting employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or ever was an officer or employee of the Company. No member of the Committee is, or was during 2000, an executive officer of another company whose board has a comparable committee on which one of the Company's Executive Officers serves.

          Submitted by the Compensation Committee.
          John J. Quindlen, Chairman
          John S. Lord
          John D. Uible

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Common Stock beneficially owned as of March 30, 2001 by: (i) persons known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock; (ii) each Nominee for Director; (iii) the Executive Officers named in the Summary Compensation Table; and (iv) all Directors and Executive Officers as a group.

                                          AMOUNT AND NATURE OF
NAME AND ADDRESS                          BENEFICIAL OWNERSHIP     PERCENT OF CLASS(1)
----------------                          --------------------     -------------------
Alfred I. duPont Testamentary Trust.....       49,829,100(2)               60.8
     1650 Prudential Drive, Suite 300
     Jacksonville, Florida 32207
Michael L. Ainslie......................           16,800(3)            *
Hugh M. Durden..........................       49,829,100(4)               60.8
John S. Lord............................       49,831,049(5)               60.8
Herbert H. Peyton.......................       49,831,049(6)               60.8
John J. Quindlen........................            7,400(7)            *
Jerry M. Ray............................           54,548(8)            *
Michael N. Regan........................           31,852(9)            *
Walter L. Revell........................            7,800(10)           *
Robert M. Rhodes........................          112,448(11)           *
Peter S. Rummell........................        3,342,102(12)           4
Frank S. Shaw, Jr.......................           20,800(13)           *
Winfred L. Thornton.....................       50,146,871(14)              60.8
Kevin M. Twomey.........................          224,879(15)           *
John D. Uible...........................           22,070(16)           *
Total Directors and Executive
  Officers..............................       53,730,819(17)              65.6

-------------------------

 (1) All percentages are rounded to the nearest tenth of one percent.

 (2) As of March 30, 2001, the Trust directly and beneficially owned 47,746,992 shares of the Common Stock and the Foundation directly and beneficially owned 2,082,108 shares of the Common Stock. The Trustees of the Trust are Hugh M. Durden, John S. Lord, Herbert H. Peyton, John F. Porter, William T. Thompson and Winfred L. Thornton. The Trustees constitute the entire Board of Directors of the Foundation. The Trustees, by virtue of their status as Trustees of the Trust and Directors of the Foundation, have the power to vote or direct the vote and the power to dispose or direct the disposition of the shares of Common Stock owned by the Trust and the Foundation. In addition, Mr. Peyton has the power to vote and to dispose of 1,000 shares of the Common Stock directly and beneficially owned by Mr. Peyton; Mr. Thompson has the power to vote and to dispose of 52,250 shares of the Common Stock directly and beneficially owned by Mr. Thompson; and Mr. Thornton has the power to vote and dispose of 3,471 shares of the Common Stock directly and beneficially owned by Mr. Thornton.

 (3) Includes 6,800 of Mr. Ainslie's 11,688 options which are vested or will vest within 60 days following the date of this Proxy Statement.

 (4) Includes 47,746,992 shares of the Common Stock owned by the Trust and 2,082,108 shares of the Common Stock owned by the Foundation.

 (5) Includes 47,746,992 shares of the Common Stock owned by the Trust and 2,082,108 shares of the Common Stock owned by the Foundation and 1,949 of Mr. Lord's 5,849 options which are vested or will vest within 60 days following the date of this Proxy Statement.

 (6) Includes 47,746,992 shares of the Common Stock owned by the Trust and 2,082,108 shares of the Common Stock owned by the Foundation and 1,000 shares of the Common Stock owned by Mr. Peyton, and 1,949 of Mr. Peyton's 5,849 options which are vested or will vest within 60 days following the date of this Proxy Statement.

 (7) Includes 6,800 of Mr. Quindlen's 11,688 options which are vested or will vest within 60 days following the date of this Proxy Statement.

 (8) Includes 53,810 of Mr. Ray's 101,778 options which are vested or will vest within 60 days following the date of this Proxy Statement.

 (9) Includes 30,512 of Mr. Regan's 87,064 options which are vested or will vest within 60 days following the date of this Proxy Statement and 518 shares held in the 401(k) Plan.

(10) Includes 6,800 of Mr. Revell's 11,688 options which are vested or will vest within 60 days following the date of this Proxy Statement.

(11) Includes 111,161 of Mr. Rhodes' 218,645 options which are vested or will vest within 60 days following the date of this Proxy Statement and 562 shares held in JOEshare.

(12) Includes 3,338,552 of Mr. Rummell's 4,517,336 options which are vested or will vest within 60 days following the date of this Proxy Statement.

(13) Includes 6,800 of Mr. Shaw's 11,688 options which are vested or will vest within 60 days following the date of this Proxy Statement.

(14) Includes 47,746,992 shares of the Common Stock owned by the Trust and 2,082,108 shares of the Common Stock owned by the Foundation and 3,471 shares of the Common Stock owned by Mr. Thornton and 6,800 of Mr. Thornton's 11,688 options which are vested or will vest within 60 days following the date of this Proxy Statement.

(15) Includes 220,281 of Mr. Twomey's 773,629 options which are vested or will vest within 60 days following the date of this Proxy Statement and 598 shares held in the JOEshare.

(16) Includes 6,000 of Mr. Uible's 11,688 options which are vested or will vest within 60 days following the date of this Proxy Statement.

(17) Includes 53,651 shares of Common Stock held in the 401(k) Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, Executive Officers and beneficial owners of more than 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission and the New York Stock Exchange reporting ownership of and transactions in Common Stock and to furnish copies of the reports to the Company.

     The Company has policies and procedures in place to assist its Directors and Executive Officers in complying with the filing requirements of Section 16(a).

     Based solely on a review of the reports and related information furnished to the Company during and with respect to 2000, the Company believes all filing requirements were complied with in a timely manner during and with respect to 2000.

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative shareholder returns for the period February 29, 1996 through February 28, 2001, assuming $100 invested on February 29, 1996, in the Company's Common Stock, in the Russell 1000 Index and in the Wilshire Real Estate Securities Index. The total return assumes dividends are reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                   THE ST. JOE COMPANY         RUSSELL 1000 INDEX         WILSHIRE REAL ESTATE
                                                   -------------------         ------------------         --------------------
2/96                                                       100                         100                         100
2/97                                                       127                         121                         126
2/98                                                       167                         161                         137
2/99                                                       106                         187                         106
2/00                                                       118                         213                          97
2/01                                                       167                         190                         118

                              CERTAIN TRANSACTIONS

     Hugh M. Durden, John S. Lord, Herbert H. Peyton, and Winfred L. Thornton are Trustees of the Trust and also serve as Directors of the Foundation and the Company.

                                 PROPOSAL NO. 2
            APPROVAL OF THE 2001 ANNUAL INCENTIVE COMPENSATION PLAN

     VOTE REQUIRED. An affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the 2001 Annual Incentive Compensation Plan (the "2001 Plan").

     HISTORY OF THE PLAN. The 2001 Plan was adopted by the Board, and became effective on February 20, 2001, subject to shareholder approval.

     The material terms of the 2001 Plan are described below. This summary is not intended to be a complete description of all the terms of the 2001 Plan. A copy of the 2001 Plan text will be furnished to any shareholder upon request. The request should be directed to Robert M. Rhodes, Executive Vice President, General Counsel and Secretary of The St. Joe Company, 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.

     To permit the Company to deduct compensation over $1 million paid to certain executives, you must approve key terms of the 2001 Plan. These terms include: (i) a description of the employees eligible to receive an award under the 2001 Plan; (ii) a description of the business criteria on which performance goals are based; and (iii) a limit on the amount of compensation that may be awarded to an Executive Officer in any one year under the 2001 Plan.

     ELIGIBILITY. The Compensation Committee selects officers to participate in the 2001 Plan. Designated officers of the Company select other employees to participate. The Company expects about 500 employees, including Executive Officers, will participate annually in the 2001 Plan.

     CRITERIA FOR GRANTING AWARDS. The 2001 Plan provides for annual cash awards to participants based on the attainment of performance goals for a specific year.

     The performance goals for any awards to Executive Officers and other participants may be based on any one or a combination of criteria. These criteria are: (i) corporate financial performance as measured by net EBITDA per share; (ii) individual performance as measured against preestablished goals; and
(iii) individual performance multipliers as determined by the Compensation Committee for Executive Officers and by the head of a participant's business group for all other participants.

     The Compensation Committee shall designate, in advance, the performance criteria for awards to Executive Officers. The Compensation Committee must certify to the achievement of the performance goals before any award to Executive Officers is paid under the 2001 Plan.

     Awards may be greater than or less than 100% of the target award.

     The Compensation Committee may make appropriate adjustments to the performance goals and targets for awards based upon objective criteria in the case of significant acquisitions or dispositions by the Company or any extraordinary gains or losses, material changes in accounting principles or practices, or other events that were not anticipated (or the effects of which were not anticipated) at the time performance goals were established, in order to neutralize the effects of those events on awards.

     AWARDS TO EXECUTIVE OFFICERS. The annual limit on the amount of compensation that may be awarded to an Executive Officer in any year under the 2001 Plan is $3 million.

     AMENDMENT OR TERMINATION OF THE 2001 PLAN. The Board may terminate or amend the 2001 Plan at any time so long as it does not adversely affect any awards previously made under the 2001 Plan.

     The Board recommends the shareholders vote FOR the approval of the Annual Incentive Compensation Plan.

                                 PROPOSAL NO. 3
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG LLP to audit the consolidated financial statements for the Company for the 2001 fiscal year.

     VOTE REQUIRED. The proposal to ratify the appointment of KPMG LLP will require the approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

     GENERAL INFORMATION ABOUT KPMG. KPMG LLP has been the Company's independent accountants since 1990. It is expected that a representative of KPMG LLP will be present at the Annual Meeting to answer shareholders questions and will be given an opportunity to make a statement.

     AUDIT FEES. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $366,775.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not pay any fee to KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     ALL OTHER FEES. The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $1,258,530.

     The Board recommends the shareholders vote FOR ratification of KPMG LLP as the Company's independent accounts for the 2001 fiscal year.

                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee, except Winfred L. Thornton, are "independent" as required by applicable listing standards of the New York Stock Exchange. The Board of Directors has determined, in its business judgment, that the appointment of Winfred L. Thornton as a member of the Audit Committee is in the best interest of the Company because he possesses unique, in-depth knowledge of and experience with many of the Company's internal operations and financial reporting policies. The Committee operates pursuant to a Charter that was last amended by the Board on February 20, 2001, a copy of which is attached to this Proxy Statement as Appendix "A". As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independent Standard Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to non-audit services provided by the auditors, has considered whether the provision of non-audit and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditor's independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee.
                                          Walter L. Revell, Chairman
                                          Frank S. Shaw, Jr.
                                          Winfred L. Thornton

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action. These proposals must be made in accordance with the rules of the Securities Exchange commission and with the Company's Bylaws. A proposal for the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company at the address shown on the first page of this Proxy Statement as follows:

          1. Pursuant to the Company's Bylaws, the proposal must be received no sooner than November 16, 2001, and no later than December 18, 2001, to be eligible to be presented from the floor for vote at the meeting (but not included in the Company's 2002 Proxy Statement; or

          2. Pursuant to the rules of the Securities Exchange Commission, the proposal must be received by December 18, 2001 to be eligible for inclusion in the Company's 2002 Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxy in accordance with their judgment in such matters.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS,

                                          /s/ ROBERT M. RHODES
                                          Robert M. Rhodes
                                          Executive Vice President and General
                                          Counsel

April 16, 2001.

APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                             OF THE ST. JOE COMPANY

I. COMPOSITION OF THE AUDIT COMMITTEE: The Audit Committee (the "Committee") shall be comprised of at least three directors, each of whom shall satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II. PURPOSES OF THE COMMITTEE:

     A. The Committee shall oversee the Company's accounting and financial reporting principles, policies and procedures.

     B. Members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting, auditing or auditor independence. It is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee may rely on:

          1. the integrity of those persons and organizations within and outside the Company from whom he or she receives information;

          2. the accuracy of the financial and other information provided to the Committee by such persons or organizations. A member of the Committee who has actual knowledge of any inaccuracy in any financial information shall promptly report the inaccuracy to the Board of Directors; and

          3. representations made by management as to any information technology, internal audit, and other non-audit services provided by the auditors to the Company.

     C. The outside auditors for the Company are ultimately accountable to the Board of Directors, as assisted by the Committee. The Board of Directors, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and nominate the outside auditors to be proposed for shareholder approval in the proxy statement.

     D. The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company addressing each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard Number 1.

     E. The outside auditors shall submit to the Company annually a formal written statement of fees billed for each of the following categories of services rendered by the outside auditors:

          1. the audit of the Company's annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year;

          2. information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and

          3. all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III. MEETINGS OF THE COMMITTEE: The Committee shall meet as often as required to discuss the matters as set forth in Article IV. The Committee should meet separately at least annually with management and the outside auditors to discuss any matters the Committee or any of these persons or firms believe should be discussed confidentially. The Committee may request any officer or employee of the Company or the Company's outside auditors to attend a meeting or to meet with any Committee members or consultants.

IV. DUTIES AND POWERS OF THE COMMITTEE: To carry out its purposes, the Committee shall have the following duties and powers:

     A. with respect to the outside auditors,

          1. to advise the Board of Directors in selecting, evaluating or replacing outside auditors;

          2. to review fees charged by the outside auditors for audit and non-audit services;

          3. to ensure the outside auditors prepare and deliver annually a Statement as to Independence, to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors, and to recommend the Board of Directors take appropriate action in response to this Statement to ensure the outside auditors' independence. The outside auditors are responsible for the accuracy and completeness of this Statement;

          4. to consider whether the outside auditor's provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors; and

          5. to instruct the outside auditors that they are ultimately accountable to the Board of Directors and Committee;

     B. with respect to financial reporting principles and policies and internal audit controls and procedures,

          1. to advise management and the outside auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

          2. to consider any reports or communications and management's responses thereto submitted to the Committee by the outside auditors required by or referred to in SAS 61 as codified by AU Section 380, as may be modified or supplemented, including reports and communications related to:

             (i) deficiencies noted in any audit concerning the design or operation of internal controls;

             (ii) fraud in a financial statement audit; (iii) detection of illegal acts;

             (iv) the outside auditors' responsibility under generally accepted auditing standards;

             (v) significant accounting policies;

             (vi) management judgments and accounting estimates;

             (vii) adjustments arising from the audit;

             (viii) the responsibility of the outside auditors for other information in documents containing audited financial statements;

             (ix) disagreements with management;

             (x) consultation by management with other accountants;

             (xi) major issues discussed with management prior to retention of the outside auditors;

             (xii) difficulties encountered with management in performing the audit;

             (xiii) the outside auditors' judgments about the quality of the Company's accounting principles; and

             (iv) reviews of interim financial information conducted by the outside auditors;

          3. to meet with management and/or the outside auditors;

             (i) to discuss the scope of the annual audit;

             (ii) to discuss the audited financial statements;

             (iii) to discuss any significant matters arising from any audit or report or communication referred to in item 2 above, whether raised by management or the outside auditors, relating to the Company's financial statements;

             (iv) to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

             (v) to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management; and

             (vi) to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

          4. to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

          5. to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the Company's financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

     C. with respect to reporting and recommendations,

          1. to prepare any report or other disclosures, including any recommendations of the Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

          2. to review this Charter at least annually and recommend any changes to the full Board of Directors; and

          3. to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

V. RESOURCES AND AUTHORITY OF THE COMMITTEE: The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits.

                           .  FOLD AND DETACH HERE  .

                              THE ST. JOE COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2001.

    The undersigned having received Notice of Annual Meting and Proxy Statement dated April 16, 2001, appoints Peter S. Rummell as Proxy with full power of substitution to represent the undersigned and to vote all shares of common stock of The St. Joe Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on Tuesday, May 15, 2001, at 10:00 a.m. Eastern Daylight Savings Time, at the OMNI Jacksonville Hotel, 245 Water Street, Jacksonville, Florida, or at any continuance thereof, with discretionary authority as provided in the Proxy Statement.

    Please mark your vote as indicated in the example.  [X]

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

--------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS

   Nominees: Michael L. Ainslie, Hugh M. Durden, John S. Lord, Herbert H. Peyton, John J. Quindlen, Walter L. Revell, Peter S. Rummell, Frank S. Shaw, Jr., Winfred L. Thornton, John D. Uible

    [ ]  FOR      [ ]  WITHHELD      [ ]  FOR, EXCEPT VOTE WITHHELD FROM THE
                               FOLLOWING NOMINEES

                           .  FOLD AND DETACH HERE  .

2. APPROVAL OF 2001 ANNUAL INCENTIVE PLAN

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                                                             X ------------------------------------

                                                             X ------------------------------------

                                                             Date
                                                                   ----------------------------------
                                                             Please sign exactly as your name appears
                                                             on shares. Joint owners should each sign.
                                                             When signing as a fiduciary or for an
                                                             estate, trust, corporation, or
                                                             partnership, your title or capacity
                                                             should be stated.